EXHIBIT 10.22

                               GSE SYSTEMS, INC.

                                   FORM 10-K

                      For the Year Ended December 31, 1997


                          LEASE TERMINATION AGREEMENT

        THIS LEASE TERMINATION AGREEMENT (the "Termination Agreement") is made and entered into as of the 30th day of January 1998, and is by and between GSE POWER SYSTEMS, INC., a Delaware corporation (formerly known as Simulation, Systems and Services Technologies Company (the " Tenant " or " GSE ") and 8930 STANFORD BOULEVARD, LLC, a Delaware limited liability company (the "Landlord"). The Tenant and the Landlord are sometimes hereafter collectively referred to as the "parties."


                                   RECITALS:


        R-1 Pursuant to an Amended and Restated Lease Agreement dated January 27, 1993 (the "Lease") by and between Tenant and CCP Development Limited Partnership No. 7, a Maryland limited partnership (the "Original Landlord"), Tenant did lease from the Original Landlord those certain premises consisting of an office building containing approximately one hundred fifty-four thousand three hundred ninety-four (154,394) square feet of space, including a parking lot and other appurtenant facilities, located at 8930 Stanford Boulevard, Columbia, Maryland, within the Columbia Corporate Park, as said premises are more particularly described in the Lease (collectively, the Premises").

        R-2 The term of the Lease (the "Term") expires on January 9, 2002, subject to Tenant's renewal option as set forth in Section 39 of the Lease.

        R-3 Landlord has entered into an agreement to acquire the Premises and the real estate on which is it located from the Original Landlord in a transaction scheduled to close on February 5, 1998. Upon consummation of such transaction, Landlord shall succeed to all of the Original Landlord's rights under the Lease.

        R-4 Tenant has requested that the Lease be terminated, effective April 30, 1998, at which time all of Tenant's rights and obligations under the Lease shall cease and terminate (except for those obligations which, pursuant to the terms and provisions of the Lease, survive expiration of the Term and termination of the Lease).

        R-5 Landlord has secured Genus Corporation, a Maryland corporation "Genus"), as a replacement tenant for the Premises, and has entered into a separate lease agreement with Genus for the Premises (the "Replacement Lease"). The effectiveness of the Replacement Lease is conditioned upon, among other things, Tenant's execution and delivery of this Termination Agreement and Landlord's acquisition of the Premises and the real estate on which it is located.

        NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        1. The Lease shall terminate at 11:59 p.m. on April 30, 1998 (the "Termination Date") at which time: (a) the Term, and all of Tenant's right to possession of the Premises, shall terminate; (b) Tenant shall surrender possession of the entirety of the Premises to Landlord in the condition required by the Lease; and (c) all of Tenant's rights and obligations under the Lease shall cease and terminate. The fixtures, equipment, alterations and other improvements to the Premises that shall be removed by Tenant at the expiration of the Term of the Lease is set forth in Exhibit A attached hereto. All other fixtures, equipment, alterations and other improvements to the Premises in place as of the date hereof shall remain with the Premises at the expiration of the


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Term of the Lease, and shall not be removed by Tenant. Attached hereto as
Exhibit B is a true and correct first of all management, supply, maintenance, service and other contracts binding on GSE with respect to the Property. Unless Landlord gives written notice to GSE within sixty (60) days of the date hereof, which notice describes those contracts which Landlord desires to continue beyond the Lease Termination Date, all such contracts shall terminate as of the Termination Date (or, if earlier, the Early Termination Date).

        2. In the event that Tenant surrenders possession of the entirety of the Premises in the condition required prior to the Termination Date specified above and provides advance written notice thereof to Landlord (such date of surrender of possession of the Premises being referred to herein as the "Early Termination Date 11"), the Early Termination Date shall be the date upon which the Lease and all of Tenant's obligations thereunder including, without limitation, the obligation to pay rent and other sums due pursuant to the Lease, shall cease and terminate.

        3. All payments required to be made by Tenant to the Landlord pursuant to the Lease (including, without limitation, Rent and an additional rent) shall be pro-rated to the Termination Date or the Early Termination Date (as appropriate), and Landlord shall refund any excess payment(s) to Tenant.

        4. In the event that Tenant does not surrender possession of the Premises in the condition required on or before the Termination Date, such failure shall be deemed a holdover for purposes of the Lease, and Landlord shall be entitled to all remedies provided for in the Lease or available at law or in equity as a result of such holdover by Tenant. In addition, Tenant shall be liable to Landlord for the damages, if any, which Landlord may suffer or incur in accordance with Article 3 of the Replacement Lease (including, without limitation, damages resulting from termination of the Replacement Lease pursuant to the provisions of Article 3 of the Replacement Lease) or otherwise as a result of Tenant's holdover beyond the Termination Date. Notwithstanding anything to the contrary herein, in the event that Tenant's failure to timely surrender possession of the Premises does not result in a termination of the Replacement Lease pursuant to Article 3 of such lease, then Landlord's damages shall be limited to the damages which Landlord suffers or incurs in accordance with Article 3 of the Replacement Lease, and Landlord's sole remedy for Tenant's failure to timely surrender possession of the Premises which does not result in termination of the Replacement Lease shall be its recovery of such damages.

        5. As a material inducement to Landlord's agreement to a termination of the Lease and the execution of the Replacement Lease as contemplated hereby, at Closing of Landlord's acquisition of the Premises and the real estate on which it is located (the "Acquisition Date"), Tenant shall deliver to Landlord an irrevocable sight draft letter of credit to secure Tenant's obligations to surrender possession of the Premises in the condition required by the Termination Date, as well as Genus' obligations pursuant to the Replacement Lease for a period of five (5) years, which letter of credit shall be substantially is in the form of Exhibit "C" attached hereto and issued by a bank reasonably acceptable to Landlord (the "Tenant Letter of Credit"). The Tenant Letter of Credit shall have an initial term of not less than one (1) year and shall be continuously renewed no later than thirty (30) days prior to the stated term thereof as necessary so that it remains in effect for the following periods and, subject to draws thereunder, for the following amounts:

                (a) initially, the amount of the Tenant Letter of Credit shall be $630,000 (the "Original Amount"); (b) at the expiration of the first full lease year of the term of the Replacement Lease the amount of the Tenant Letter of Credit may be reduced to an amount equal to the Original Amount less the greater of (x) $75,000 or (y) the amount previously drawn under the Tenant Letter of Credit; (c) at the expiration of the second full lease year of the term of the Replacement Lease the amount of the Tenant Letter of Credit may be reduced to an amount equal to the Original Amount less the greater of (x) $175,000 or


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        (y) amounts previously drawn under the Tenant Letter of Credit; (d) at the expiration of the third full lease year of the term of the Replacement Lease the amount of the Tenant Letter of Credit may be reduced to an amount equal to the Original Amount less the greater of
        (x) $300,000 or (y) amounts previously drawn under the Tenant Letter of Credit; (e) at the expiration of the fourth full lease year of the term of the Replacement Lease the amount of the Tenant Letter of Credit be reduced to an amount equal to the Original Amount less the greater of
        (x) $450,000 or (y) amounts previously drawn under the Tenant Letter of Credit) and (of at the expiration of the fifth full lease year of the term of the Replacement Lease the Tenant Letter of Credit shall be terminated to the extent not already drawn upon.

        6. (a) In the event that an Event of Default (as hereinafter defined) shall have occurred and be continuing Landlord shall have the right to draw against the Tenant Letter of Credit as hereinafter described.

        (b) The following shall be an "Event of Default" hereunder: (i) Tenant shall fail to surrender possession of the Premises by the Termination Date in the condition required by the Lease, or (ii) Genus shall have committed a default under the Replacement Lease (which has continued beyond the expiration of any notice or cure periods provided with reference thereto), or (iii) Tenant shall fail to renew the Tenant Letter of Credit as required hereby at least thirty (30) days prior to the expiration of the stated term thereof.

        (c) Upon the occurrence of an Event of Default under clause (b)(ii) above, Landlord shall give notice to Tenant of such Event of Default and the amount of damages to Landlord as a result of such Event of Default. In the event that Tenant shall fail to cause Genus to cure such Event of Default within three
(3) business days after such notice, Landlord shall have the right to draw against the Tenant Letter of Credit, in an amount not to exceed the amount of damages set forth in Landlord's notice, and apply the amount so drawn to Landlord's damages. In the event that Tenant cures such an Event of Default by making a payment of damages to Landlord, such payment will be deemed the equivalent of a draw upon the Tenant Letter of Credit and Landlord will cooperate with Tenant to permit the Tenant Letter of Credit to be reduced by the amount of such payment. Upon the occurrence of an Event of Default under clause
(b)(i) above Landlord shall be permitted to draw upon the Tenant Letter of Credit up to the amount of Landlord's damages as a result thereof. Upon the occurrence of an Event of Default under clause (b)(iii) above, Landlord may draw upon the full amount of the Tenant Letter of Credit and shall hold the proceeds thereof, in lieu of the Tenant Letter of Credit, as security for the obligations secured by the Tenant Letter of Credit.

        (d) Any draw on the Tenant Letter of Credit, or payment by Tenant in lieu thereof, shall be without prejudice to any other rights and/or remedies of Landlord with reference to such Event of Default, including, without limitation, Landlord's rights and remedies under the Replacement Lease to the extent that the Event of Default is as a result of a default by Genus under the Replacement Lease, or against Tenant to the extent that the Event of Default is as a result of Tenant's failure to surrender possession of the Premises by the Termination Date in the condition required by the Lease (except as otherwise provided in Section 4 above).

        (e) Notwithstanding the preceding, if and to the extent that Genus cures its default under the Replacement Lease which gave rise to an Event of Default and, as a result thereof, Landlord recovers the amount of damages for which Landlord has drawn against the Tenant Letter of Credit, or received a payment from Tenant in lieu thereof, Landlord shall notify Tenant of such recovery and, provided that Tenant causes the Tenant Letter of Credit to be restored to the amount which it would have been absent such draw or payment, Landlord will refund to Tenant the amount of such draw or payment.

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        7. It is further acknowledged and agreed that in the event that Tenant has failed to surrender possession of the Premises in the condition required by the Termination Date, that Landlord shall have no obligation to satisfy all or any portion of its damages as a result thereof by a draw upon the Tenant Letter of Credit (and may retain the full amount thereof to secure Genus' obligations pursuant to the Replacement Lease). In addition, in the event that Tenant should fail to surrender possession of the Premises in the condition required by the Termination Date, and Landlord elects to draw upon the Tenant Letter of Credit to recoup all or a portion of its damages as a result thereof (in accordance with Section 4 above), then the Tenant shall, within ten (10) days of receipt of notice from Landlord of any such draw upon the Tenant Letter of Credit, replenish the amount available to be drawn thereunder (by providing a supplemental or replacement letter of credit) to the respective amounts set forth in paragraph 5 hereof, and if Tenant shall fail to do so, it shall not be entitled to any further periodic reduction in the amount of the Tenant Letter of Credit provided for in paragraph 5 hereof.

        8. Nothing herein contained shall be deemed to release Tenant from any obligations under the Lease as of the Termination Date or, as appropriate, the Early Termination Date, which, by the terms and provisions of the Lease, are intended to survive expiration of the Term thereof.

        9. Tenant hereby waives and releases Landlord from any and all claims, demands and causes of action ("Claim") it may have pursuant to the Lease and all matters related thereto, whether against the Original Landlord or the Landlord (as Original Landlord's successor) and whether now known or within the contemplation of Tenant or otherwise. In addition, Tenant acknowledges that, as of the date hereof, it is aware of no basis for any Claims against Original Landlord pursuant to the Lease or any basis for claiming a defense or right of offset against rent or any other sum due and payable by it pursuant to the Lease. Tenant agrees hereby that, from and after the date that Landlord acquires the Premises and the real estate on which it is located from Original Landlord, and thereby succeeds to the Original Landlord's rights under the Lease, all rent and other sums payable by it pursuant to the Lease shall be paid to Landlord without offset or defense.

        10. Notwithstanding any provisions being to the contrary, this Termination Agreement, and the parties' rights and obligations hereunder, shall become effective on the date that Landlord acquires the Premises and the real estate on which it is located from Original Landlord (such date being the "Effective Date"). In the event the Effective Date does not occur by February 5, 1998, this Termination Agreement, and each and every provision hereof, shall be deemed void and of no legal force and effect, ab initio as if this Termination Agreement had never been entered into.

        11. As of the Effective Date, the following Sections of the Lease are hereby deleted in their entirety: (a) Section 33 (Option to Expand); (b) Section 39 (Renewal Options) and (c) Section 40 (Purchase Option). Without limitation of the foregoing, Tenant hereby consents to Landlord's acquisition of the Premises and the real estate on which it is located from Original Landlord and, to the extent that such acquisition may in any way be inconsistent with, or violate or conflict with, any provision of the Lease (including, without limitation, Section 40 thereof), Tenant hereby waives the applicability of, or its right to enforce, any such provision.

        12. This Termination Agreement shall be construed and governed in accordance with the laws of the State of Maryland.

        13. Unless otherwise specified herein, initially capitalized terms shall have the meanings given them by the Lease,

        14. Except only as expressly modified hereby, the Lease remains in full force and effect, unmodified by this Termination Agreement.


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        15. This Termination Agreement may be entered into in counterparts.

        IN WITNESS WHEREOF, the parties have entered into this Termination Agreement as of the date first above-written.


WITNESS:                              TENANT:

                                      GSE Power Systems, Inc.
                                      a Delaware corporation

/s/ Thomas K. Milhollan               By: /s/ Robert W. Stroup
------------------------                  -------------------------
                                      Title:  Executive Vice President



                                      LANDLORD:


                                      8930 Stanford Boulevard, LCC, a Delaware limited liability company

                                      By:     /s/ John M. Schemer
                                              -------------------------------
                                      Title:      Managing Member
                                                  ---------------------------


                               JOINDER OF PARENT



        By its execution hereof, GSE Systems, Inc., a Delaware corporation, parent of Tenant, hereby guarantees to Landlord Tenant's payment in full of Tenant's obligations to Landlord pursuant to Section 4 of this Lease Termination Agreement (less amounts drawn by Landlord under the Letter of Credit therefor).


                                      GSE Systems, Inc.


                                      By:  /s/ Robert W. Stroup
                                           ----------------------------------
                                      Title:   Executive Vice President
                                               ------------------------------



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